Exhibit 4.2


                            METALLICA RESOURCES INC.

                                STOCK OPTION PLAN

1.   PURPOSE
     -------

     The purpose of this Stock Option Plan (the "Plan") is to authorize the grant to directors, officers, employees and consultants of METALLICA RESOURCES INC. (the "Company") or any present or future subsidiary thereof as hereinafter defined of options to purchase common shares ("shares") of the Company's capital and thus benefit the Company by enabling it to attract, retain and motivate directors, officers, employees and consultants by providing them with the opportunity, through share options, to acquire an increased proprietary interest in the Company.

2.   ADMINISTRATION
     --------------

     The Plan shall be administered by the board of directors of the Company. Subject to approval of the granting of options by the board of directors, the Company shall grant options under the Plan.

3.   SHARES SUBJECT TO PLAN
     ----------------------

     Subject to adjustment under the provisions of paragraph 11 hereof, the aggregate number of shares of the Company which may be issued and sold under the Plan will not exceed 2,400,000 shares. In any particular year, shares eligible for exercise pursuant to options granted under the Plan may not exceed more than 10% of the issued and outstanding shares. The total number of shares which may be reserved for issuance to any one individual under the Plan shall not exceed 5% of the total number of issued and outstanding shares (on a non-diluted basis) and shares reserved for issuance under employer stock option plans and options for services. The Company shall not, upon the exercise of any option, be required to issue or deliver any shares prior to (a) the admission of such shares to listing on any stock exchange on which the Company's shares may then be listed, and (b) the completion of such registration or other qualification of such shares under any law, rules or regulation as the Company shall determine to be necessary or advisable.

4.   LIMITS WITH RESPECT TO INSIDERS
     -------------------------------

     (a) The maximum of shares which may be reserved for issuance to insiders ("Insiders") as defined under the Securities Act (Ontario) under the Plan, any other employer stock option plans, options for services or any other share compensation arrangement, shall be 10% of the shares issued and outstanding at the time of the grant (on a non-diluted basis).

     (b) The maximum number of shares which may be issued to Insiders under the Plan within a one year period shall be 10% of the shares issued and outstanding at the time of the issuance (on a non-diluted basis), excluding shares issued under the Plan, any other employer stock option plans, options for services or any other share compensation agreement over the proceeding one year period. The maximum number of Common shares which may be issued to any one Insider and his associates under the Plan within a one year period shall be 5% of the shares outstanding at the time of the issuance (on a non-diluted basis), excluding shares issued to such Insider under the Plan.

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     (c)  Any entitlement to acquire shares granted pursuant to the Plan, any other employer stock option plans, options for services or any other share compensation agreement, prior to the grantee becoming an Insider shall be excluded for the purposes of the limits set out in (a), (b) and (c) above.

5.   ELIGIBILITY
     -----------

     Options shall be granted only to directors, officers and employees and consultants of the Company or any subsidiary. The term "subsidiary" as used in the Plan shall mean any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

     Subject to the foregoing, the board of directors shall have full and final authority to determine the persons who are to be granted options under the Plan and the number of shares subject to each option. Within 10 days of the issue of any option, the board of directors shall file a letter with securities regulators demonstrating compliance with any applicable blanket rulings regarding trades in options to directors or senior officers and provide substantially the same information as prescribed by Form 20 under the Ontario Securities Act.

6.   PRICE
     -----

     The purchase price (the "Price") for the shares of the Company under each option shall be determined by the board of directors on the basis of the market price, where "market price" shall mean the prior trading day closing price of the shares of the Company on the Toronto Stock Exchange or such other stock exchange on which the shares are listed that had a greater volume on such day and where there is no such closing price, "market price" shall mean the average of the most recent bid and ask of the shares of the Company on The Toronto Stock Exchange. If there is not a market price, the fair market value of the shares at the date of the grant of the option shall be deemed to be the "market price".

7.   PERIOD OF OPTION AND RIGHTS TO EXERCISE
     ---------------------------------------

     Subject to the provisions of this paragraph 6 and paragraphs 8, 9 and 10 below, options will be exercisable in whole or in part, and from time to time, during the currency thereof. Options shall not be granted for a term exceeding ten years. The shares to be purchased upon each exercise of any option shall be paid for in full, in cash, at the time of such exercise. Former consultants are eligible to exercise options granted to them at any time prior to the expiry of such option. Except as provided in paragraphs 8 and 9 below, no option which is held by a director, officer or employee may be exercised unless the optionee is then a director, officer or in the employ of the Company or any subsidiary and, in the case of an employee, shall have been continuously employed by one or more of the Company and its subsidiaries since the grant of his option. Absence on leave approved by an officer of the Company or of any subsidiary authorized to give such approval shall not be considered an interruption of the employment for any purpose of the Plan.

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8.   NON-TRANSFERABILITY OF OPTION
     -----------------------------

     No option granted under the Plan shall be transferable by an optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during his lifetime, only by him.

9.   TERMINATION OF EMPLOYMENT
     -------------------------

     If any optionee who is a director, officer or employee shall cease to be an officer, director or employee of the Company or any subsidiary for any reason (except as otherwise provided in paragraph 9), he may, but only within the period of ninety days next succeeding such cessation and in no event after the expiry date of his option, exercise his option. Before expiry of an option under this paragraph 8, the board of directors shall notify the optionee in writing of such expiry. The entitlement of a consultant to options, including the entitlement to options upon termination, shall be determined by the terms of the consultant's consulting agreement and the requirements of the Plan.

10.  DEATH OF OPTIONEE
     -----------------

     In the event of the death of an optionee during the currency of his option, the option theretofore granted to him shall be exercisable within, but only within, the period of one year next succeeding his death, and in no event after the expiry date of his option. Before expiry of an option under this paragraph 9, the board of directors shall notify the optionee's representative in writing of such expiry.

11.  EXTENSION OF OPTION
     -------------------

     Notwithstanding the provisions of paragraphs 8 and 9, the board of directors may extend the period of time within which an option held by a deceased optionee may be exercised or within which an option may be exercised by an optionee who has ceased to be an officer, director or employee of the Company, but such an extension shall not be granted beyond the original expiry date of the option. Any extensions of options granted under this Plan are subject to regulatory approval.

12.  ADJUSTMENTS IN SHARES SUBJECT TO PLAN
     -------------------------------------

     The aggregate number and kind of shares available under the Plan shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Company. The options granted under the Plan shall contain such provisions as the board of directors may determine with respect to adjustments to be made in the number and kind of shares covered by such options and in the option price in the event of any such change.

13.  AMENDMENT AND TERMINATION OF THE PLAN
     -------------------------------------

     The board of directors may at any time amend or terminate the Plan, but where amended, such amendment is subject to regulatory approval.

14.  EFFECTIVE DATE OF THE PLAN
     --------------------------

     The Plan becomes effective on the date of its adoption by the board of directors and options may be granted immediately thereafter.

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15.  EVIDENCE OF OPTIONS
     -------------------

     Each option granted under the plan shall be embodied in a written option agreement between the Company and the optionee which shall give effect to the provisions of the Plan.

16.  EXERCISE OF OPTION
     ------------------

     Subject to the provisions of the Plan, an option may be exercised from time to time by delivering to the Corporation at its registered office a written notice of exercise specifying the number of shares with respect to which the option is being exercised and accompanied by payment in case or certified cheque in full of the purchase price of the shares then being purchased. The board of directors may grant such financial assistance as it views appropriate to assist the holder in the exercise of an option provided that such financial assistance shall be extended on a full recourse basis only and a lien shall be granted on the issuance of all underlying shares.

     Upon receipt of a certificate of an authorized officer directing the issue of shares purchased under the Plan, the transfer agent is authorized and directed to issue and countersign share certificates for the option shares in the name of such optionee or his legal personal representative or as may be directed in writing by his legal personal representative.

17.  NOTICE OF SALE OF ALL OR SUBSTANTIALLY ALL SHARES OR ASSETS
     -----------------------------------------------------------

     If at any time when an option granted under this Plan remains unexercised with respect to any optioned shares, (a) a general offer to purchase all of the issued shares of the Company is made by a third party or (b) the Company proposes to sell all or substantially all of its assets and undertaking or to merge, amalgamate or be absorbed by or into any other company (save and except for a subsidiary or subsidiaries of the Company) under any circumstances which involve or may involve or require the liquidation of the Company, a distribution of its assets among its shareholders, or the termination of the corporate existence, the Company shall use its best efforts to bring such offer or proposal to the attention of the option holder as soon as practicable and (i) the option granted under this Plan may be exercised, as to all or any of the optioned shares in respect of which such option has not previously been exercised, by the option holder at any time up to and including, (but not after) a date thirty (30) days following the date of the completion of such sale or prior to the close of business on the expiry date, whichever is the earlier;
(ii) the Company may require the acceleration of the time for the exercise of the said option and of the time for the fulfillment of any conditions or restrictions on such exercise.

18.  RIGHTS PRIOR TO EXERCISE
     ------------------------

     The option holder shall have no rights whatsoever as a shareholder in respect of any of the optioned shares (including any right to receive dividends or other distribution therefrom or thereon) other than in respect of optioned shares in respect of which the option holder shall have exercised his option to purchase hereunder and which the option holder shall have actually taken up and paid for.

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19.  GOVERNING LAW
     -------------

     This Agreement shall be construed in accordance with and be governed by the laws of the Province of Ontario and shall be deemed to have been made in said Province, and shall be in accordance with all applicable securities laws.

20.  EXPIRY OF OPTION
     ----------------

     On the expiry date of any option granted under the Plan, and pursuant to any extension of such expiry date permitted in accordance with the Plan, such option hereby granted shall forthwith expire and terminate and be of no further force or effect whatsoever as to such of the optioned shares in respect of which the option has not been exercised.

21.  APPROVAL
     --------

     The Plan has been approved by the directors of the Company on August 18, 1994, by shareholders of the Company on September 29, 1994 and amended by the directors on July 21, 1995 and supersedes and replaces all prior stock option plans.

     Dated at Toronto, Ontario, 21st day of July, 1995.



                                     ----------------------------------------
                                     CRAIG J. NELSEN, CHIEF EXECUTIVE OFFICER
                                     METALLICA RESOURCES INC.






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